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Bank of America Corporation

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Bank of America Corporation Overview of Our Responsible Growth Strategy, Corporate Governance and Executive Compensation Practices, and Environmental and Social Initiatives March 2017

Executive Summary Successful execution of our responsible growth strategy through a less complex, more straightforward business model, underpinned by a sound capital structure and reduced risk, has enabled us to establish and maintain industry-leading positions across our businesses Commitment to our Board-driven stockholder engagement program and to evaluating and reviewing input from our stockholders as we execute our long-term strategy Our Board is comprised of highly-engaged members whose expertise and experience are directly relevant to the needs of our business, long-term strategy, and evolving industry Our Board has created a robust process to provide objective, independent Board leadership and oversight and regular Board refreshment Our disciplined compensation program and performance assessment process aligns pay with performance and encourages long-term focus Our environmental, social, and related governance (ESG) initiatives, including more recent improvements to our human capital management practices (e.g., increasing minimum wage requirements to $15 an hour for U.S. employees and enhancing parental leave policy), are integrated into our eight lines of business so that we are growing the right way Our Board recommends voting for all management proposals and against all stockholder proposals 2

Integrated Business Model & Industry Leading Positions Across Our Eight Lines of Business Capture Optimize Drive growth through additions of advisors and other client-facing professionals, growth in target Market Share Efficiency clients, depth of relationships, and expanded market coverage Potential Global Preferred & Business Commercial Corporate & Global Retail Small Merrill Lynch U.S. Trust Banking Banking Investment Markets Business Banking Global Wealth & Consumer Banking Investment Management1 Global Banking Global Markets Best U.S. Consumer Top Wealth Management Strong Global Banking Presence Leader in Franchise Brands Research #1 U.S. retail deposit #1 U.S. wealth #1 U.S. market penetration for #1 global market share2 management market Large Corporate Banking, Cash research team position across client assets, Management, and Trade Finance4 six years in a deposits and loans3 row5 1 Defined as GWIM. 2 Source: June 2016 FDIC deposit data, adjusted to remove commercial balances. 3 Source: Competitor 4Q16 earnings releases. 4 Source: Greenwich Associates. 5 Source: Institutional Investor Magazine 2016. 3

Transformed and Simplified Company Reorganized to Focus on Customers? Core Needs Simplified Product Set Offered to Consumers $74B Sold/divested over $74B in non-core operations and Simplified consumer products to engage clients around assets 1 including: their life priorities—Equity interests in other financial institutions Eliminated 150+ products offered across:—Non-core credit card portfolios—Ancillary mortgage businesses—Checking—Home Loans—International wealth management—Credit Card—Business Loans—Correspondent / wholesale lending—Savings—Auto Loans—Proprietary trading Prioritized resources within Global Banking and Global Markets towards developing long-term relationships with our key clients Decreased Complexity Significantly Improved Cost Structure ($B) 2 $80.3 $72.1 $75.7 5.6 4.2 $69.2 6.1 16.4 $57.7 $55.0 1.2 1.2 74.7 67.9 63.1 59.3 56.5 53.8 2011 4Q16 2011 2012 2013 2014 2015 2016 Number of legal entities Noninterest expense excluding litigation Litigation expense 1 Since 2010. 2 Noninterest expense for 2011 would be $77.1B if goodwill impairment of $3.2B in 2011 was excluded, which represents a non-GAAP financial measure. 4

Strengthened Balance Sheet and Reduced Risk [1] *(end-of-period, except as noted)*

Strengthened Capital
Common Equity Ratio and Book Value per Share [2]



12%
9%
6%
3%
0%
$30
$25
$20
$15
$10
9.1%
11.0%
$21.12
$24.04
1Q10
4Q16
Common equity ratio
Book value per share

Built Strong Liquidity
GLS ($B) and TTF (months)



$600
$400
$200
$0
50
40
30
20
10
$269
$499
24
35
1Q10
4Q16
Global Liquidity Sources (GLS)
Time to Required Funding (TTF)

Enhanced Funding Structure
Deposits and Long-term Debt ($B)



$976
$512
$1,261
$217
1Q10
4Q16
Deposits
Long-term debt

Improved Portfolio Mix
Loans and Leases ($B)



$976
$907
32%
68%
51%
49%
1Q10
4Q16
Consumer
Commercial

Reduced Illiquid Assets
Level 3 Assets ($B)



$103
$14
1Q10
4Q16

Lowered Average Trading-related Assets ($B) and Average VaR [3] ($MM)



$600
$400
$200
$0
$400
$300
$200
$100
$0
$509
$417
$276
$36
1Q10
4Q16
Avg. trading-related assets
Avg. VaR

[1] 1Q10 used for comparison purposes as 1Q10 was the first period following adoption of Financial Accounting Standards Board Statements 166/167.

[2] The common equity ratio is defined as common shareholders' equity (total shareholders' equity minus preferred stock) divided by total assets. The tangible common equity ratio, which is a non-GAAP financial measure, was 5.2% for 1Q10 and 8.1% for 4Q16. The tangible book value per share, which is a non-GAAP financial measure, was $11.70 for 1Q10 and $16.95 for 4Q16. See reconciliation to GAAP financial measures in Appendix.

[3] Defined as value at risk; VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level.

Bank of America
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Long-Term, Sustainable Growth Net Income ($B) Total Cumulative Shareholder Return 1 1 -Year 3 -Year 5 -Year 314.7% $17.9 $15.8 $10.5 168.4% $5.5 $3.9 98.1% 46.9% 33.3% 38.1% 25.2% 29.0% 12.0% 2012 2013 2014 2015 2016 BAC Primary Competitor Group Avg. S&P 500 Index Net Income (Loss) by Business Segment ($B) Consumer Global Global Banking GWIM Banking Markets All Other % % Operating $7.2 2016 vs. 2015 Revenue Expense Leverage $6.6 $5.7 $5.3 Consumer Banking 1% (6%) 6% $3.8 2015 GWIM (2%) (5%) 3% $2.6 $2.8 $2.4 Global Banking 5% 0% 5% 2016 Global Markets 7% (11%) 18% 2 21% 21% 15% 10% ($1.1) ROAAC ($1.6) 3 56% 75% 46% 63% Efficiency ____________________ 1 As of December 31, 2016. Includes stock price appreciation as well as dividends. Primary competitor group includes Citigroup, Goldman Sachs, JPMorgan Chase, Morgan Stanley, and Wells Fargo. 2 ROAAC defined as return on average allocated capital. 3 Efficiency ratio and line of business revenue shown on a fully -taxable equivalent (FTE) basis. 6

Solid Progress Towards Long-term Financial Targets Bank of America Long-Term Financial Targets 1 2 Increase capital return 1% ROA 12% ROTCE ~60% Efficiency ratio to shareholders 2016 Results Common Dividends and Gross Share Repurchases ($B) ROA of 0.82% $8 $7.7 ROE of 6.7% (ROTCE of 9.5% 3) Efficiency of 66% $6 ratio $4.5 5.1 $3.6 Distributed $7.7B in capital through common stock gross $4 $2.9 repurchases and dividends 2.4 $2 3.2 1.7 Common equity tier 1 (CET1) ratio of 11.0%, fully phased-in 2.6 $0.4 2.1 CET1 ratio of 10.8%; 4 exceeds 2019 required minimum of 9.5% 0.4 0.4 1.3 $0 2012 2013 2014 2015 2016 Dividends Gross repurchases Note: Amounts may not total due to rounding. 1 ROA is defined as return on assets. 2 ROTCE is defined as return on average tangible common equity and is calculated as net income applicable to common shareholders divided by average tangible common shareholders? equity. 3 2016 ROTCE result is a non-GAAP financial measure. See reconciliation to GAAP financial measures in Appendix. 4 Fully phased-in CET1 ratio is a non-GAAP financial measure. See reconciliation to GAAP financial measures in Appendix. 7

Commitment to Board-Driven Stockholder Engagement

Our commitment to stockholder outreach, and the Board's oversight of this engagement, is codified in our Corporate Governance Guidelines and Corporate Governance Committee charter

Bank of America Stockholder Engagement Activities (Fall 2016—Early 2017)

Outreach	Engagement	Proactive Communication	Evaluation and Response
✓ **Updated top 100 stockholders,** who own more than 50% of our outstanding shares, and key stakeholders with company news and recent events ✓ **Attended conferences to meet with governance representatives** from key stockholders and stakeholders	✓ **Met stockholders and key stakeholders owning approx. 34% of our outstanding shares** ✓ **Independent directors, including our Lead Independent Director,** joined meetings with stockholders owning approx. 29% of our outstanding shares	During engagement discussions, **listened to comments and addressed issues of importance to stockholders** and stakeholders, including: ✓ ESG framework and linkage with business strategy ✓ Board refreshment and policies restricting overboarding ✓ Board leadership and role and duties of Lead Independent Director ✓ Human capital management practices ✓ Consumer business practices	✓ Board and its committees **regularly updated with feedback** ✓ **Enhanced proxy statement disclosures** to respond to identified topics ✓ Board and its committees plan to further **examine certain identified topics** during 2017, including director retirement age and tenure

Bank of America

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Governance Practices Informed by Stockholder Feedback Governance and Compensation Practices Reflect Ongoing Board Review of Best Practices and Stockholder Input Robust, well-defined Lead Independent Director role Outside directorships limited to 4 (including our Board) and 3 for public company chief executive officers Stockholder Rights One of the first public companies to establish a proxy access right (3%/3 year ownership threshold) & Director Special meeting right at 10% ownership threshold Accountability Annual election of directors with a majority vote standard No Supermajority provisions; no Dual-class voting shares Three separate and distinct clawback & cancellation features apply to all executive officer equity awards Incentive Compensation Forfeiture & Recoupment Disclosure Policy Compensation Robust stock ownership and retention requirements: CEO Governance Best o must own at least 500,000 shares; and Practices o retain 50% of net after-tax shares received from equity awards until one year after retirement Review feedback from independent control functions in performance evaluation and compensation decisions Historical Say on Pay support ranging from 92.9% to 94.8% Published a Business Standards Report in early 2016 to provide increased transparency on processes and standards, culture, governance, risk management, and business practices Enhanced our ESG disclosure o 2016: ESG Addendum to the Business Standards Report, which contains information about our key ESG ESG Leadership initiatives, considerations, goals, and achievements o 2017: Environmental, Social and Governance Highlights for 2016 Further expanded disclosures regarding political activities and lobbying in 2016 to include a more detailed discussion of our participation in the political process 9

Interconnected Governance Practices Continue to Strengthen Our Board?s Effectiveness Board continuously enhances the director recruiting and selection process Strives to achieve a proper balance of perspectives from new directors and those of longer-serving directors Board Maintaining robust, diverse pipeline of candidates enables the Board to add skills and expertise Refreshment & needed as our business evolves; pipeline is supported by two director search firms Recruiting Two new directors added in 2016; they bring deep experience in financial services, technology, and consumer services to support our long-term strategy Active Lead Independent Director responsibilities extend beyond those of a traditional lead director Independent Independent directors meet privately in executive session at each regularly scheduled Board meeting Oversight (13 executive sessions held in 2016) Board formally reviews CEO and senior management succession and development plans at least annually, and assesses candidates during Board and committee meetings and in less formal settings Thoughtful Board and its committees conduct intensive annual self-assessments Self-Evaluation Directors provide feedback annually on Board effectiveness, focusing each year on areas including Board composition, culture, focus, and process Regular Board assessment of optimal leadership structure Discussion of governance practices and enhancements are informed by stockholder input Commitment to Board Service: Only candidates who are ?capable of devoting the necessary time to discharge their duties, taking into account memberships on other boards and other responsibilities? are nominated to the Board The maximum number of public company boards on which our directors may serve is four (including our Board) and the maximum number of public company boards is three for any public company chief executive officer Directors are expected to seek approval from the Corporate Governance Committee prior to joining the board of a public company 10

Board Composition Provides the Right Skills and Experience to Oversee Our Business and Strategy The Corporate Governance Committee regularly assesses Board composition to proactively recruit directors based on our long-term strategy, the needs of the business, and the evolving regulatory environment Valuable Range of Expertise, Diversity & Perspectives Key Board Statistics1 Cybersecurity, Government, Public Audit/Financial Public Company New independent directors Technology and Policy, and Reporting Board Service joined Board since 2012 Information Security Regulatory Affairs 9 Annual Meeting Leadership of Business ESG; Human Capital Complex, Highly Risk Management Development Management Regulated Businesses 13 Of 14 directors are Consumer, independent Financial Services Marketing and Retail Corporate, and Strategic Planning Experience Distribution Investment Banking Corporate Operational Risk Directors with CEO Global Perspective Succession Planning 9 experience Governance Management Gender, Racial, and Ethnic Diversity Year average director 5.6 tenure, well below the 8.3 4 year S&P 500 average2 are women Diverse Of directors have served as 2 are African-Americans 43% 36% senior executives at 1 is Hispanic financial institutions 1 As of March 2017, except as otherwise noted. 2 As of our 2017 annual meeting date. Source: 2016 Spencer Stuart Board Index. 11

Lead Independent Director with Robust and Well-defined Responsibilities The authority, duties and responsibilities of Jack Bovender, our Lead Independent Director, provide robust independent Board leadership and oversight Board Leadership Board Culture Presides at all meetings when Chairman is not present Serves as a liaison between CEO and independent directors Calls meetings of independent directors Establishes relationship with CEO, providing support, advice and feedback Provides leadership if CEO / Chairman?s role may be in conflict Acts as a ?sounding board? and advisor to CEO Board Focus Board Meetings Helps provide that our Board focuses on key issues facing Bank of Plans, reviews and approves Board meeting agendas and schedules in America coordination with CEO Assists in promoting corporate governance best practices Advises CEO of Board information needs, and approves information sent Contributes to annual performance review of CEO and participates in to Board CEO succession planning Develops discussion topics for Board executive sessions Board Performance & Development Stockholders & Other Stakeholders Provides for efficient and effective Board performance and Is available for consultation and direct communication, to the extent functioning requested by major stockholders Consults with Corporate Governance Committee on annual Board Regularly communicates with primary bank regulators to discuss self assessment appropriateness of Board?s oversight of management and company Provides guidance on ongoing director development Consults in identification and evaluation of director candidates, committee members and committee chairs Regularly speaks with our CEO and holds bi-weekly Holds monthly calls with our primary bank regulators calls to discuss Board meeting agendas and discussion Highly Engaged topics, schedules, and other Board governance Meets at least quarterly with management members Lead Independent matters Plays a leading role in our stockholder engagement Director Speaks with each Board member at least quarterly to process; in 2016 and in early 2017, personally met receive input on Board agendas, Board planning with investors who own more than 20% of our matters, and related topics of management oversight outstanding shares 12

Disciplined Performance Evaluation and Incentive Compensation Decision Processes

Pay-for-Performance Philosophy and Compensation Risk Management Drive Evaluation Process and Compensation Structure

Comprehensive Performance Evaluation

Full year assessment of financial results and executive contributions to performance

- Company, line of business, and individual performance (financial and non-financial measures)
- Manner in which results are achieved, adherence to risk and compliance policies, and quality of earnings driving culture of responsible growth
- Accountability in driving a strong risk management culture
- Company performance relative to established risk metrics
- Company performance relative to primary competitor group

Performance scorecard assessment of performance against five operating principles

- Deliver for Stockholders
- Customer Driven
- Manage Risk
- Operational Excellence
- Great Place to Work

Independent Review and Approval

- The Compensation and Benefits Committee's decisions are determined on a year-over-year basis after taking into account numerous factors identified in our 2017 Proxy Statement
- Based on multi-faceted performance assessment, the Committee provides a compensation recommendation to independent directors[1]
- Independent Board members evaluate the Committee's recommendation
- If recommendation appropriately aligns pay to performance, independent directors provide approval
- Independent compensation consultant informs deliberations

Variable Pay is Subject to Ongoing Performance Measurement

Annual Incentives

Cash-Settled Restricted Stock Units (CRSUs)[2]	Value subject to **one-year stock** price performance

Deferred Incentive

Performance Restricted Stock Units (PRSUs)	Re-earn subject to **three-year** performance of average return on assets and average growth of tangible book value; value subject to **three-year stock** price performance; awards are **stock-settled**
Time-Based Restricted Stock Units (TRSUs)	Value subject to **three-year stock** price performance; awards are **stock-settled**

[1] Only CEO compensation requires approval from all independent directors; compensation for named executive officers (NEOs) is approved by the Committee only.
[2] Only CEO receives CRSUs; other NEOs receive an annual cash incentive.

Bank of America
13

Executive Compensation Program Aligns Pay and Performance

2016 Compensation Elements

Base Salary		• Reflects job scope, experience, and market comparable positions
Annual Incentive	For CEO	**CRSUs** • Stock price performance measured over 1-year vesting period
	For all other NEOs	**Annual Cash Incentive** • Company and individual performance measured over applicable performance year
Deferred Incentive		**TRSUs** • Aligned with sustained longer-term stock price performance; vest ratably over 3 years • 50% of net after tax shares must be held until retirement (+1 year for CEO)
		PRSUs • PRSUs are "re-earned" by achieving future performance goals and are forfeited if results are below minimum goals at the end of the performance period • Performance metrics (50/50 weighting): average Return on Assets (ROA) and average Growth in Adjusted Tangible Book Value (TBV) • 3-year performance period • Encourage the achievement of sustained stockholder value and responsible growth • 50% of net after tax shares earned must be held until retirement (+1 year for CEO)

2016 CEO Pay Mix



7.5% Fixed
Base Salary
27.8% CRSUs
18.5% TRSUs
46.3% PRSUs
92.5% Variable / Equity

92.5% of CEO's total compensation is variable and directly linked to company performance

46.3% of CEO's total compensation—representing 50% of variable compensation—**is earned based on 3-year performance of key metrics (TBV and ROA)**

50% of shares earned (net of taxes) must be **retained by CEO through one year after retirement**

- *PRSU goals are meaningful and aligned with strong company results - $53B in net income would need to be earned over 2017-2019 to achieve 100% ROA goal of 80bps*[1]
- *PRSU results are not adjusted for the impact of legacy litigation, fines, penalties*
- *3 of the 4 PRSUs that have completed their performance periods since the awards were introduced in 2011 earned below target, illustrating that pay is aligned with performance*

[1] Under a hypothetical scenario that 2016 year end assets of $2.2 trillion remain constant over 3 year performance period.

Bank of America
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ESG Is Core to Our Responsible Growth Strategy Integrated across our Eight Lines of Business ? our focus on ESG leadership reflects how we build and maintain trust and credibility as a company that people want to work for, invest in and do business with. Environmental ? Investing in the transition to a low carbon economy. Focus on providing financing for sustainable projects, energy efficiency, greenhouse gas emissions while lessening the impact of our own operational impact Delivered nearly $50 billion over the last four years towards our goal of providing $125 billion by 2025 for low-carbon and sustainable businesses Issued our third and largest green bond for $1 billion to fund renewable energy projects Remain the leading underwriter of green bonds in the industry Aim to reduce our operational impact through aggressive targets such as carbon neutral and purchase of 100% renewable electricity by 2020 Social ? Help communities and individuals thrive by advancing economic and social progress and being a great place to work Invest in our people: Over 50% of global workforce is female and 44% of U.S.-based workforce is from a racially or ethnically diverse background; expanded parental leave to 16 weeks for all new parents; minimum wage of $15 per hour for U.S. employees Invest in responsible products and services: Piloting Community Financial Centers; SafeBalance Banking; Affordable Loan Solution? mortgage product; Secured Credit card; Better Money Habits; more than $11 billion of assets under management in Impact Investing Invest in our communities: Largest investor in Community Development Financial Institutions (CDFI), with over $1 billion invested in 250 CDFIs; supported the inclusion of diverse suppliers across the company, resulting in more than $2 billion of procurement spending with these businesses; more than $173 million invested in non-profits organizations to help further economic mobility Governance ? Hold ourselves accountable. Enhance transparency on our business practices to our key stakeholders and provide regular updates on progress to our Board Management-level ESG Committee identifies and discusses issues core to our ESG approach, provides updates to Board of Directors Launched the Environmental and Social Risk Policy Framework?comprehensive view of how the company manages the environmental and social risks that are most relevant to our business Note: Company goals are aspirational and not guarantees or promises that all goals will be met. Statistics and metrics included on this page are estimates and may be based on assumptions or developing standards 15

Our Responsible Growth Strategy Begins with Our People

We want Bank of America to be the best place to work. We listen to our employees to build on our programs and resources to enhance their experience, help them deepen their skill sets, and further their careers with us

Growing Our Diverse & Inclusive Workforce

- **Global Diversity and Inclusion Council, chaired by our CEO,** is responsible for setting and upholding diversity and inclusion goals and practices
- **Our Diversity and Inclusion processes are also supported by annual goal setting,** where targets are set at the CEO and management team levels
- **Global workforce is over 50% female; 44% of U.S.-based workforce** brings a **racially or ethnically diverse** background
- Financial services industry **leader on female employee representation.** Five of our CEO's 12 direct reports (as of April 1) and four of our 14 Board members are women
- Most **recent campus recruiting class was more than 50% diverse,** as we focus on building the next generation of leaders

Rewarding Performance That Balances Risk & Reward

- **Committed to fair and equitable compensation for all employees;** maintain robust policies and practices to reinforce commitment
  - **Promote gender wage equity internally and externally** through our recruiting initiatives, workplace policies and assessments, and partnerships
  - Utilize a **robust inspection process with an independent consulting firm for gender wage equity,** which gives us the opportunity to make appropriate adjustments before year-end compensation decisions are made
- **All compensation plans are reviewed and certified annually** by risk management function
- Enhanced **performance review process for senior leaders and employees who have the ability to expose the company to material risk;** since 2010, the number of senior leaders and employees who have been identified as "covered" employees has doubled

Recognition for our focus on ESG and our commitment to promoting diversity in our workforce

- **No. 16 out of 50 companies on *Fortune Magazine's* Change the World List.** This annual list honors companies that are driving social change as part of their core business strategy
- Recognized in **2016 and 2017 Bloomberg Financial Services Gender-Equity Index** as a leader in financial services gender equality
- *Euromoney's* **World's Best Bank for Diversity**
- Signatory to the **Paradigm for Parity coalition** in the U.S. and the U.K. government's **Women in Finance Charter**

Bank of America

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Our Board recommends voting FOR each of the management proposals below: ?No. 1 ? Election of 14 Directors?No. 3 ? Advisory ?Say on Frequency? Vote Our Board is committed to regular renewal and refreshment; our Board (Each Year Recommended) has continuously enhanced the director recruitment and selection Our Board believes that continuing to conduct an advisory Say on Pay process, giving us an experienced and diverse group of nominees vote annually is the most appropriate policy for our company. This Our Board is committed to objective, independent leadership for our frequency will enable our stockholders to provide timely feedback on Board and each of its committees our executive compensation program based on the most recent information presented in our proxy statement Our Board views the objective, independent oversight of management as central to effective Board governance, to serving the best interests An annual advisory vote on executive compensation also is consistent of our company and our stockholders, and to executing our strategic with our practice of having all directors elected annually and providing objectives and creating long-term value stockholders the opportunity to ratify the Audit Committee?s selection of our independent registered public accounting firm annually ?No. 2 ? Advisory ?Say on Pay? Vote?No. 4 ? Ratification of Independent Registered Our compensation philosophy ties our executive officers? pay to Public Accounting Firm company, line of business, and individual performance over the short The Audit Committee has appointed PwC as our independent and long term registered public accounting firm for 2017 Our executive compensation program provides a mix of salary, Our Board is seeking stockholders? ratification of PwC?s appointment incentives, and benefits paid over time that we believe aligns executive officer and stockholder interests A majority of total variable compensation granted to named executive officers is deferred equity-based awards, further encouraging long-term focus on generating sustainable results for our stockholders 17

Our Board recommends voting AGAINST each of the stockholder proposals for the reasons below: ?No. 5 ? Clawback Amendment?No. 7 ? Independent Board Chairman We already implemented: The Board should retain the flexibility affirmed by the stockholder vote in—a comprehensive compensation program that encourages long-term, 2015 to determine the most effective leadership structure based on sustainable performance, and appropriate conduct consistent with risk applicable circumstances and needs management and legal compliance standards—strong compensation recovery, and stock ownership and retention Our Board leadership structure and governance practices already provide policies strong independent Board oversight We are focused on compliance and continue to enhance our company- The Board regularly evaluates and reviews the Board?s leadership structure wide policies and programs to promote and monitor compliance with laws and seeks and considers feedback from stockholders and regulations No conclusive evidence demonstrating that an independent Chairman Adopting would inhibit our company?s ability to attract and retain talented ensures superior governance or performance executive officers Board flexibility to determine the optimal leadership structure is the norm 93.5% of our stockholders voted against an identical proposal at our 2016 at other large companies annual meeting ?No. 6 ? Divestiture & Division Study Sessions?No. 8 ? Report Concerning Gender Pay Equity Since 2010, we have changed dramatically by reducing our size, scope of We are committed to fairly and equitably compensating all employees and activities, and risk profile; strengthening capital and liquidity; streamlining maintain robust policies and practices to reinforce our commitment, operations; enhancing long-term stockholder value through our including a robust inspection process with an independent consulting firm responsible growth strategy?a strategy we deliver on using an integrated for gender wage equity business model Our Board believes that our responsible growth strategy is in the best, As a leader in the financial services industry with regard to female long-term interests of our stockholders representation, gender equality is a widely recognized focus of ours and a reflection of our values. We promote gender wage equity internally and Not necessary because our entire Board is already actively involved in externally through our recruiting initiatives, workplace policies and developing and implementing our strategic plan, and our Recovery and assessments, and partnerships Resolution Plans, all of which require ongoing analysis of our optimal We annually disclose detailed information regarding the diversity of our structure and operations global workforce and other human capital management practices 18

Appendix

Reconciliation of Non-GAAP Financial Measures (Dollars in millions, except per share amounts; shares in thousands) Reconciliation of period-end common shareholders’ equity to period-end tangible common 31-Mar-10 31-Dec-16 shareholders’ equity Common shareholders’ equity $211,859 $241,620 Goodwill (86,305) (69,744) Intangible assets (excluding MSRs) (11,548) (2,989) Related deferred tax liabilities 3,396 1,545 Tangible shareholders’ equity $117,402 $170,432 Reconciliation of period-end assets to period-end tangible assets 31-Mar-10 31-Dec-16 Assets $2,338,700 $2,187,702 Goodwill (86,305) (69,744) Intangible assets (excluding MSRs) (11,548) (2,989) Related deferred tax liabilities 3,396 1,545 Tangible assets $2,244,243 $2,116,514 Ending common shares 10,032,001 10,052,626 Book value per share of common stock $21.12 $24.04 Tangible book value per share of common stock $11.70 $16.95 Net income applicable to common shareholders 2016 $16,224 Reconciliation of average common shareholders’ equity to average tangible common 2016 shareholders’ equity Shareholders’ equity $241,621 Goodwill (69,750) Intangible assets (excluding MSRs) (3,382) Related deferred tax liabilities 1,644 Average tangible common shareholders’ equity $170,133 20

Reconciliation of Non-GAAP Financial Measures (contd.) ($MM) 1 Regulatory Capital ? Basel 3 transition to fully phased-in 4Q16 Common equity tier 1 capital (transition) $168,866 Deferred tax assets arising from net operating loss and tax credit carryforwards phased in during transition (3,318) Accumulated OCI phased in during transition (1,899) Intangibles phased in during transition (798) Defined benefit pension fund assets phased in during transition (341) DVA related to liabilities and derivatives phased in during transition 276 Other adjustments and deductions phased in during transition (57) Common equity tier 1 capital (fully phased-in) $162,729 Risk-weighted Assets ? As reported to Basel 3 (fully phased-in) 4Q16 As reported risk-weighted assets $1,529,903 Change in risk-weighted assets from reported to fully phased-in (18,113) Basel 3 Advanced approaches risk-weighted assets (fully phased-in) 2 $1,511,790 Risk-weighted Assets ? (fully phased-in) 4Q16 Basel 3 Standardized approach risk-weighted assets (as reported) $1,399,477 Change in risk-weighted assets from reported to fully phased-in 17,638 Basel 3 Standardized approach risk-weighted assets (fully phased-in) $1,417,115 Basel 3 Regulatory Capital Ratios 4Q16 As reported Common equity tier 1 (transition) 11.0 % Standardized approach Common equity tier 1 (fully phased-in) 11.5 Advanced approaches Common equity tier 1 (fully phased-in) 2 10.8 1 Bank of America reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which is the Advanced approaches as of December 31, 2016. 2 Basel 3 fully phased-in Advanced approaches estimates assume approval by U.S. banking regulators of our internal analytical models, including approval of the IMM. As of December 31, 2016, BAC did not have regulatory approval for the IMM model. 21